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                               EMPLOYMENT CONTRACT


This AGREEMENT is made effective as of this 31ST day of January, 1999 by and between THE YARDVILLE NATIONAL BANCORP (the "Holding Company"), a corporation organized under the laws of the State of New Jersey, and Timothy J. Losch (the "Executive").

                                    RECITALS


     WHEREAS, the Holding Company desires to employ and retain the services of the Officer; and

     WHEREAS, the Officer is willing to serve in the employ of the Bank;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:


1. POSITION AND RESPONSIBILITIES.

   During the period of his employment hereunder, the Officer shall serve as Executive Vice President and Chief Operations Officer of the Yardville National Bank (the "Bank") reporting to the President and Chief Executive Officer.

2. TERMS AND DUTIES

   (a) The period of the Officer's employment under this Agreement shall commence as of January 31, 1999 and shall continue for a period of twenty-four
(24) full calendar months unless terminated by the Bank on account of death, disability or cause (as herein defined). This Agreement is subject to approval, for continuation, by the President/CEO, and the Board of Directors of the Yardville National Bancorp, at the conclusion of each contract period. Renewals shall be on the same terms and conditions as set forth herein, except for such modification of compensation and benefits as may hereafter be agreed upon between the parties hereto from time to time.

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This Agreement shall be deemed to continue for an additional twelve months from each succeeding anniversary date of the Agreement, it being the intention of the parties that, unless notice is given to the contrary by either party, the Agreement shall be extended for an additional one year period so that there be a full twelve month term remaining.

   (b) During the period of employment, the Officer shall devote full time and attention to such employment and shall perform such duties as are customarily and appropriately vested in the Executive Vice President and Chief Operating Officer of a commercial bank.

3. DEFINITIONS

   For purposes of the Agreement,

   (a) "Cause" means any of the following:

       (i) the willful commission of an act that causes or that probably will cause substantial economic damage to the Bank or substantial injury to the Bank's business reputation; or,

       (ii) the commission of an act of fraud in the performance of the Officer's duties; or

       (iii) a continuing willful failure to perform the duties of the Officer's position with the Bank; or

       (iv) the order of a bank regulatory agency or court requiring the termination of the Officer's employment.

   (b) "Change in Control: means any of the following:

       (i) the acquisition by any person or group acting in concert of beneficial ownership of forty percent (40%) or more of any class of equity security of the Bank or the Bank's Holding Company, or,

       (ii) the approval by the Board of the sale of all or substantially all of the assets of the Bank or Holding Company; or,

       (iii) the approval by the Board of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

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   (c) "Disability" means a mental or physical illness or condition rendering the Officer incapable of performing his normal duties for the Bank.

   (d) "Willfulness" means an act or failure to act done not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank.


4. COMPENSATION AND REIMBURSEMENT

   (a) During the period of employment, the Bank shall pay to the Officer an annual salary of not less than $120,000.00, in the first year of this agreement, and $125,000.00, in the second year (1998) of this agreement; proceeds shall be paid in bi-weekly installments.

Such salary shall be reviewed by the Board or a duly appointed committee thereof at least annually and any adjustments in the amount of salary on said review shall be fixed by the Board from time to time.

   (b) The Officer shall be entitled to participate in or receive benefits under any retirement plan, salary continuation plan, pension plan, profit-sharing plan, stock plan, executive group term replacement plan, health-and-accident plan, medical coverage or any other employee benefit plan or prerequisite arrangement currently available or which may hereafter be adopted by the Bank for its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Officer under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Officer is entitled under this Agreement.

   (c) The Officer shall be provided by the Bank with an automobile for his individual use.

   (d) In addition to the salary provided for under Section 4:

       (a) The Bank shall pay for all reasonable travel and other reasonable expenses incurred by the Officer in performing his obligations under this Agreement.

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5. STOCK OPTIONS

   (a) the Bank agrees to grant to the Officer the right, privilege, and option to purchase 5,000 shares of common stock of the Bank Holding Company at the fair market value of said stock as of the date of the Agreement, subject to the terms and conditions of the Holding Company's Stock Option Plan (the "Plan"). It is the intention of this Agreement that the Officer be granted options that will not be subject to state or federal income taxes when they are exercised, but rather only when the resultant stock is sold, assuming that such date of sale is at least two years after the date such options were granted one year after the date such stock was acquired by the Officer. It is understood that the Holding Company will receive no tax benefits or tax deduction in connection with these options.

   (b) the options as to the 5,000 shares may be exercised by the Officer at any time during a period commencing with the vesting date of such options and ending three (3) years after the option grant date, except to the extent that said time period may be decreased in accordance with the provisions contained in Subsections 5(c), 5(f) and 7(d).

The options shall vest in accordance with the following schedule:

          Number of Options            Vesting Date
          -----------------            ------------
               1750                    June 2, 1998
               1750                    June 2, 1999
               1500                    June 2, 2000

The rights to exercise shall be cumulative, and any option not exercised in a prior year may be exercised in a subsequent year throughout the ten year option period.

   (c) In connection with any proposed sale or conveyance of all or substantially all of the assets of the Bank or Holding Company or recently accomplished Change in Control of the Holding Company, the vesting schedule of all options granted hereunder to the Executive shall accelerate and 100% of all options shall immediately vest to the Officer.

   (d) If and to the extent that the number of issued shares of common stock of the Holding Company shall increased by or reduced by any change in the par value, split- up, reclassification, distribution of a dividend payable in stock or the like, the number of shares proportionately adjusted.

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If the Holding Company is reorganized, consolidated or merged with another corporation, the Executive shall be entitled to receive options covering shares of such reorganized, consolidated or merged corporation in the same proportion and at an equivalent price and subject to the same conditions. For the purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation or merger over the aggregate option price of such shares, and a new option or assumption of the old option shall not give the Officer additional benefits which he did not have under the old option.

   (e) The options granted hereunder are nontransferable by the Officer.

   (f) Any additional Incentive Stock Options granted, outside of this Agreement, will be periodically negotiated for the Officer under the terms and conditions of the shareholder approved Employee Stock Option Plan.


6. TERMINATION FOR CAUSE

   (a) The Officer shall not have the right to receive compensation or other benefits provided hereunder for any period after termination for Cause, except to the extent that Officer may be legally entitled to participate by virtue of COBRA or any other State or Federal Law concerning employee rights to benefits upon termination.

   (b) Any unexercised stock option granted to the Officer shall become null and void effective upon the Officer's receipt of notice of termination for Cause and shall not be exercisable by the Officer at any time subsequent to such termination for Cause.

7. CHANGE IN CONTROL

   (a) In the event that within three (3) years after a Change in Control (as herein defined), the Officer's employment is terminated by the Bank, other than for death, disability or Cause, the Officer shall be entitled to receive two (2) years' salary at the annual salary currently being paid, which payment shall be made in a lump sum promptly after the occurrence of such termination.

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   (b) The Executive will have the option within six (6) months after a Change in Control (as herein defined), to elect to resign his position. If the Executive's voluntary departure is for other than death, disability or cause the Executive shall be entitled to receive two (2) years salary at the annual salary currently being paid, which payment shall be made in a lump sum promptly after the occurrence of such voluntary resignation.

8. TERMINATION UPON DISABILITY

   (a) In the event that the Officer experiences a Disability during the period of his employment, his salary shall continue at the same rate as was in effect on the day of the occurrence of such Disability, reduced by any concurrent disability benefit payments provided under disability insurance maintained by the Bank. If such Disability continues for a period of six (6) consecutive months, the Bank at its option may thereafter, upon written notice to the Officer or his personal representative, terminate the Officer's employment with no further notice.

9. OTHER TERMINATION BY THE BANK

   (a) In the event the Officer's employment is terminated by the Bank, other than for disability, death or cause, and in the absence of occurrence of a Change in Control, the Officer will be entitled to payment of the remaining term of this agreement, at the annual salary currently being paid with said payment to be a lump sum payment upon termination.


10. TERMINATION BY THE EXECUTIVE

    (a) In the event of the Officer's voluntary termination, the Officer shall not have the right to receive compensation or benefits as provided hereunder after such date of termination, except to the extent that Executive may be legally entitled to participate by virtue of COBRA or any other State or Federal Law concerning employee rights to benefits upon termination.


11. SOURCE OF PAYMENTS

    It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank, as the case may be.

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12. MODIFICATION AND WAIVER

    This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

13. NOTICES

    Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence in the case of the Officer or to its principal place of business in the case of the Bank.

14. GOVERNING LAW

    This Agreement and the obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey.

15. ENTIRE AGREEMENT

    This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 31st day of January, 1999.



ATTEST:                                               YARDVILLE NATIONAL BANCORP


__________________________                            __________________________
                                                      Patrick M. Ryan
                                                      President/CEO



WITNESS



__________________________                            __________________________
                                                      Timothy J. Losch
                                                      Executive Vice President
                                                      & Chief Operating Officer